Exhibit 10.10

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of    , 2023 by and between Birkenstock Holding plc, a Jersey public company (the “Company”), in its own name and on behalf of its direct and indirect subsidiaries, [including, but not limited to, BK LC Lux SPV S.à r.l.]1 and    , an individual (“Indemnitee”).

RECITALS

WHEREAS, directors, officers and employees (“Representatives”) in service to companies or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the company or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as Representatives unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the company or business enterprise;

WHEREAS, the board of directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly competent persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Memorandum and Articles of Association of the Company (as amended, restated or otherwise modified, the “Articles of Association”) state that in so far as applicable law [(including Jersey Law)]2 allows, every present or former director, officer or employee of the Company shall be indemnified out of the assets of the Company against any loss or liability incurred by them by reason of being or having been such a director, officer or employee;

WHEREAS, this Agreement is in furtherance of the Articles of Association, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (a) Indemnitee does not regard the protection available under the Articles of Association and insurance as adequate in the present circumstances, (b) Indemnitee may not be willing to serve or continue to serve as a Representative without adequate protection, (c) the Company desires Indemnitee to serve in such capacity and (d) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that they be so indemnified.

[1]	[NTD: To be included in agreements with employees/officers.]
[2]	[NTD: Unless otherwise provided, bracketed language onward to only be included in agreements with non-employee/officer directors.]

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Agreement” has the meaning ascribed to such term in the Preamble hereto.

“Articles of Association” has the meaning ascribed to such term in the Recitals hereto.

“Board” has the meaning ascribed to such term in the Recitals hereto.

“Change in Control” has the meaning ascribed to such term in Section 1(b) hereof.

“Company” has the meaning ascribed to such term in the Preamble hereto.

“Corporate Status” describes the status of an individual who is or was a Representative of an Enterprise.

“Enterprise” means the Company and any other Person, employee benefit plan, joint venture or other enterprise of which Indemnitee is or was serving at the request of the Company as a Representative.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Expenses” means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) for purposes of Section 12(d) of this Agreement only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis) and (iv) any interest, assessments or other charges in respect of the foregoing.

“Indemnitee” has the meaning ascribed to such term in the Preamble hereto.

“Indemnity Obligations” means all obligations of the Company to Indemnitee under this Agreement, including, without limitation, the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” means an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Section 20 hereof) that is experienced in matters of company law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

[“Jersey Law” means the Companies (Jersey) Law 1991, as amended.]

“Liabilities” means all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, in respect of or relating to or occurring as a direct or indirect consequence of any Proceeding, including, without limitation, amounts paid in whole or partial settlement of any Proceeding, all Expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding, and any consequential damages resulting from any Proceeding or the settlement, judgment, or result thereof.

“Person” means any individual, company, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative, disciplinary or investigative nature, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, participant or witness or otherwise involved, affected or injured (i) by reason of the fact that Indemnitee is or was a Representative of the Company, (ii) by reason of any actual or alleged action or inaction taken by Indemnitee or of any action or inaction on Indemnitee’s part while acting as Representative of the Company or (iii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a Representative of another Person, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

“Representative” has the meaning ascribed to such term in the Recitals hereto.

“SOX Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Sponsor Entities” means LC9 Caledonia AIV GP, LLP (“L Catterton”) or any other Person controlling, controlled by or under common control with L Catterton; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

“Submission Date” has the meaning ascribed to such term in Section 10(b) hereof.

(b) A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Sponsor Entities and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Person owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person) more than 50% of the total voting power represented by the voting securities of the Company or such surviving Person outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets, other than to any Sponsor Entity. Notwithstanding the foregoing, a “Change in Control” shall be deemed not to have occurred as a result of any transaction or series of transactions following which the Sponsor Entities possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (or any successor thereto), whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board or the board of directors or similar body governing the affairs of any successor to the Company.

(c) For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include, without limitation, any service as a Representative of the Company which imposes duties on, or involves services by, such Representative with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner they reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law [(including Jersey Law)], from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor which shall be governed by the provisions set forth in Section 3 of this Agreement) or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner they reasonably believed, taking into account all the circumstances of the case, to be in, or not opposed to, the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that their conduct was unlawful. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 2.

Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law [(including Jersey Law)], from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner they reasonably believed, taking into account all the circumstances of the case, to be in, or not opposed, to the best interests of the Company. No indemnification for Liabilities and Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been found by a court, in a final judgment not subject to appeal, to be liable to the Company by reason of Indemnitee’s Corporate Status, unless and only to the extent that the court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 3.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of their Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding, they shall be indemnified to the maximum extent permitted by applicable law [(including Jersey Law)], as such may be amended from time to time, against all Expenses and Liabilities actually and reasonably incurred by them, or on their behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one (1) or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify Indemnitee to the maximum extent permitted by applicable law [(including Jersey Law)], as such may be amended from time to time, against all

Expenses and Liabilities actually and reasonably incurred by them, or on their behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, or receives a subpoena in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law [(including Jersey Law)] against all Liabilities and Expenses suffered or incurred by them or on their behalf in connection therewith.

Section 6. Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4 of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law [(including Jersey Law)] if Indemnitee is a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding (including, without limitation, a Proceeding by or in the right of the Company to procure a judgment in its favor), against all Liabilities and Expenses suffered or incurred by Indemnitee or on their behalf in connection with such Proceeding.

Section 7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy procured by the Company, indemnity provision, vote or otherwise, except (i) with respect to any excess beyond the amount paid, subject to any subrogation rights set forth in Section 13 of this Agreement, and (ii) as set forth in Section 13(b) of this Agreement;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements to which Indemnitee has consented);

(c) for any reimbursement to the Company by Indemnitee or forfeiture by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under Section 10D of the Exchange Act or other applicable law (including (x) any such reimbursements or forfeitures that arise from an accounting restatement of the Company pursuant to Section 304 of the SOX Act or Section 954 of the Dodd–Frank Wall Street Reform and Consumer Protection Act, or (y) the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the SOX Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements to which Indemnitee has consented);

(d) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees (not by way of defense), unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding), (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law [(including Jersey Law)], (iii) otherwise authorized in Section 12(d) of this Agreement, (iv) with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement, provision in the Articles of Association or applicable law, or (v) otherwise required by applicable law;

(e) if a court of competent jurisdiction determines that such indemnification is prohibited by applicable law [(including Jersey Law)] in a final judgment from which there is no further right of appeal; or

(f) to the extent prohibited by applicable law[, including Jersey Law].

Section 8. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the fullest extent permitted by applicable law, Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice), whether prior to, or after, final disposition of any Proceeding (including any appeal). Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including, without limitation, Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking, providing that Indemnitee undertakes to repay the advance only to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment from which there is no further right of appeal that Indemnitee is not entitled to be indemnified by the Company under this Agreement.

To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, and shall request payment thereof. The Company shall (a) pay Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnity for such Expenses.

Section 9. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a reasonable description of the nature of the Proceeding and the available facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Any delay or failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain legal counsel selected by Indemnitee and approved by the Company (which approval shall not to be unreasonably withheld, conditioned or delayed) to defend Indemnitee in such Proceeding, at the sole expense of the Company or (ii) have the Company assume the defense of Indemnitee in the Proceeding, in which case the Company shall assume the defense of such Proceeding with legal counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so. If the Company is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and shall be solely responsible for all Expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and/or any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate legal counsel at its own expense. The party having responsibility for defense of a Proceeding shall provide the other party and its legal counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The Company may not settle or compromise any proceeding without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 10. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 9(a) of this Agreement, the Company shall advance Expenses pursuant to Section 8 of this Agreement. If any determination by the Company is required by applicable law with respect to Indemnitee’s ultimate entitlement to indemnification, such determination shall be made (i) if Indemnitee shall request such determination be made by the Independent Counsel, by the Independent Counsel and (ii) in all other circumstances, in any manner permitted by applicable law [(including Jersey Law)], so long as only disinterested directors are involved in the determination. Disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee. Indemnitee and the Company shall cooperate with the Person(s) making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such Person(s), upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee or the Company, as the case may be, and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person(s) making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 10(a) has been made. The Company agrees to pay Expenses of the Independent Counsel referred to above and to fully indemnify the Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) In the event that the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 10(a) of this Agreement, (i) the Independent Counsel shall be selected by the Company within ten days of the Submission Date, (ii) the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to the Company Indemnitee’s written objection to such selection. Absent a timely objection, the Person so selected shall act as the Independent Counsel. If a timely objection is made by Indemnitee, the Person so selected may not serve as the Independent Counsel unless and until such objection is withdrawn. If no Independent Counsel shall have been selected (whether due to a failure of the Company to appoint such Independent Counsel, an un-withdrawn objection from Indemnitee with respect to the person so appointed or otherwise) before the later of (i) 30 days after the submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) of this Agreement (the date of such submission, the “Submission Date”) and (ii) ten days after the final disposition of the Proceeding for which indemnity is sought, then (x) each of the Company and Indemnitee shall select a Person meeting the qualifications to serve as the Independent Counsel and (y) such Persons shall (collectively) select the Independent Counsel. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination shall, to the fullest extent permitted by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company or any other person or entity challenging such right shall, to the fullest extent permitted by law, have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making by any Person(s) of any determination contrary to that presumption. Neither the failure of the Company (including, without limitation, by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including, without limitation, by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 12(e) of this Agreement, if the Person(s) empowered or selected under Section 10 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if (i) the determination is to be made by the Independent Counsel and Indemnitee objects to the Company’s selection of the Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) Effect of Settlement. To the fullest extent permitted by applicable law [(including Jersey Law)], settlement of any Proceeding without any finding of responsibility, wrongdoing or guilt on the part of Indemnitee with respect to claims asserted in such Proceeding shall constitute a conclusive determination that Indemnitee is entitled to indemnification hereunder with respect to such Proceeding.

(e) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action or inaction is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 11(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have acted in good faith or met the applicable standard of conduct set forth in this Agreement.

(f) Actions of Others. The knowledge and/or actions, or failure to act, of any Representative (other than Indemnitee) of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a) Subject to Section 12(e) of this Agreement, in the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within 90 days after the Submission Date, (iv) payment of indemnification is not made pursuant to Section 4, 5 or 10(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefore, (v) payment of indemnification pursuant to Section 2, 3 or 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee, the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses. Alternatively and without prejudice to any rights and remedies that Indemnitee may have under applicable law, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Rules of Arbitration of the International Chamber of Commerce. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent permitted by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. In addition, the Company shall indemnify Indemnitee against any and all such Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the fullest extent permitted by applicable law [(including Jersey Law)], such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided that, in the absence of any such determination with respect to such Proceeding, the Company shall pay Liabilities and advance Expenses with respect to such Proceeding as if Indemnitee had been determined to be entitled to indemnification and advancement of Expenses with respect to such Proceeding.

Section 13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Association, any agreement, a vote of shareholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Articles of Association and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. The Company shall not to the extent within its power to do so adopt any amendment to its Articles of Association the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by law, organizational or constituent documents, contract (including, without limitation, this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event that any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation of the Company under this Agreement by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers, affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). Any indemnification and/or insurance or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity), with respect to any liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person, is specifically in excess of any Indemnity Obligation of the Company or valid and any collectible insurance (including, without limitation, any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement, and any obligation to provide indemnification and/or insurance or advance Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) shall be reduced by any amount that Indemnitee collects from the Company as an indemnification payment or advancement of Expenses pursuant to this Agreement.

(c) The Company shall use its reasonable best efforts to obtain and maintain in full force and effect an insurance policy or policies providing liability insurance for Representatives of the Company or of any other Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company maintains an insurance policy or policies providing liability insurance for Representatives of the Company or of any other Enterprise, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policy or policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Further, in the event of a Change in Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process) the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a fixed period of six years thereafter (otherwise known as a “tail policy”), and such coverage shall be non-cancellable and placed by the incumbent broker using the policies that were in place at the time of the Change in Control, and shall be placed with an insurance carrier with an AM Best rating that is the same or better than the AM Best ratings of the expiring policies.

(d) In the event of any payment under this Agreement, the Company shall not be subrogated to, and hereby waives any rights to be subrogated to, any rights of recovery of Indemnitee, including, without limitation, rights of indemnification provided to Indemnitee from any other Person or entity with whom Indemnitee may be associated (including, without limitation, any Sponsor Entity) as well as any rights to contribution that might otherwise exist; provided, however, that the Company shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Company or any of its subsidiaries.

(e) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 14. Duration of Agreement; Not Employment Contract. This Agreement shall continue until and terminate upon the latest of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a Representative of the Company or any other Enterprise and (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly or to assume and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment or consultancy contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a Representative of the Company, by the Articles of Association.

Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Representative of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a Representative of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is in furtherance of the Articles of Association and applicable law, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s right to receive advancement of expenses under this Agreement.

Section 17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 18. Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next business day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three business days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent to the Company and Indemnitee as specified below, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to:

Birkenstock Holding plc

1-2 Berkeley Square

London W1J 6EA

United Kingdom

Attention: General Counsel

Email: [***]

with copies to (which shall not constitute notice to the Company):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

United States of America

Attention: Joshua N. Korff, Esq., Ross M. Leff, Esq. and Zoey Hitzert, Esq.

Facsimile: [***]

Email: [***]

or to any other address as may have been furnished to Indemnitee by the Company.

Section 19. Contribution. To the fullest extent permissible under applicable law [(including Jersey Law)], if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 20. Change in Control. If there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advance of Expenses under this Agreement or any provision of the Articles of Association now or hereafter in effect, including any determination as to Indemnitee’s entitlement to indemnification under Section 10(a), the Company shall seek legal advice only from Independent Counsel selected by Indemnitee. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 21. Applicable Law and Consent to Jurisdiction. [This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of Jersey, without regard to its conflict of laws rules.3] [This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the country governing the employment or, in case the Indemnitee is an employed managing director of the Company or of one of its subsidiaries, service relationship between the Company or one of its subsidiaries, as applicable, on the one hand, and the Indemnitee, on the other, without regard to its conflict of laws rules.4] The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the competent courts of the aforementioned country, and not in any other court (including the court of any other country or subdivision thereof), (b) consent to submit to the exclusive jurisdiction of the courts of the aforementioned country for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the courts of the aforementioned country and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the courts of the aforementioned country has been brought in an improper or inconvenient forum.

[3]	[NTD: To be included in agreements with non-employee/officer directors.]
[4]	[NTD: To be included in agreements with employees/officers.]

Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 23. Third-Party Beneficiaries. The Sponsor Entities are intended third-party beneficiaries of this Agreement. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any rights or remedies of any nature whatsoever.

Section 24. Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

BIRKENSTOCK HOLDING PLC

Name:
Title:

INDEMNITEE:

Name:

[Signature Page to the Indemnification Agreement]